Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNICYCIVE THERAPEUTICS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JUNE, A.D. 2024, AT 11:59 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6127235 8100
SR# 20242945383

Authentication: 203782723
Date: 06-24-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:59 AM 06/21/2024
FILED 11:59 AM 06/21/2024
SR 20242945383 - File Number 6127235

CERTIFICATE OF AMENDMENT
to the
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
UNICYCIVE THERAPEUTICS, INC.

UNICYCIVE THERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is Unicycive Therapeutics, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on August 18, 2016, as amended on June 19, 2018 and as amended and restated on June 21, 2021 (the "Certificate of Incorporation").

SECOND: ARTICLE IV, SECTION A of the Corporation's Certificate of Incorporation shall be amended restated in its entirety to read as follows:

"A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 400,000,000 shares of common stock, $0.001 par value per share ("**Common Stock**"), and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share ("**Preferred Stock**")."

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 21st day of June, 2024.

UNICYCIVE THERAPEUTICS, INC.

By: */s/ Shalabh Gupta*
Name: Shalabh Gupta
Title: President and Chief Executive Officer